SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 1, 2010

COLUMBUS NETWORKS CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	0-27953	98-0187538
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

12400 Hwy. 71 West
Suite 350-419
Austin, Texas  78738
(Address of principal executive office)

Issuer's telephone number:  512.263.9980

Section 5                      Corporate Governance and Management

Item 5.02                      Departure of Director

On May 1, 2010, Director Wallace Nesbitt resigned from the Board of Directors of Columbus Networks Corporation.  In resigning, Mr. Nesbitt did not express any disagreement with the Company  on any matter relating to the Company’s operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Columbus Networks Corporation

Date: May 19, 2010	/s/ James Nunes
James Nunes, President